                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Combined and Consolidated Financial Data", Selected Combined and Consolidated Financial Data" and "Experts" and to the use of our report dated October 31, 2002, in the Registration Statement (Form S-1 No. __________) and related Prospectus of Hewitt Associates, Inc. for the registration of shares of its Class A Common Stock, par value $0.01 per share.


                                                         /s/ Ernst Young LLP

Chicago, Illinois
May 22, 2003